UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2019
_____________________________________________
Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 15, 2019, Marathon Petroleum Corporation (“MPC”) and MPLX LP (“MPLX”) entered into a letter agreement (the “Cooperation Agreement”) with Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively, “Elliott”). MPLX is a master limited partnership majority owned and controlled by MPC.
Pursuant to the Cooperation Agreement, and subject to the conditions set forth therein, effective December 16, 2019, the board of directors of MPC (the “Board”) (i) accepted the resignation of Gregory J. Goff from his position as a member of the Board, and (ii) appointed Jonathan Z. Cohen to the vacancy created by Mr. Goff’s resignation. Mr. Cohen was appointed as a Class I member of the Board with a term expiring at MPC’s 2021 Annual Meeting of Shareholders. The Board also appointed Mr. Cohen to serve on the special committee of the Board charged with evaluating options for MPC’s Midstream business (the “Midstream Committee”), as well as the special committee of the Board charged with overseeing MPC’s search for a new chief executive officer (the “Search Committee”). If, during the Standstill Period (as defined below) while Elliott beneficially owns a net long position of at least 2% of MPC’s then-outstanding shares of common stock, Mr. Cohen resigns, refuses or is unable to serve or fulfill his duties as director, then MPC and Elliott will mutually agree on a replacement director who is independent and otherwise satisfies the Board membership criteria set forth in MPC’s Corporate Governance Principles. During the Standstill Period, Mr. Cohen or his replacement is entitled to serve on the Midstream Committee and the Search Committee.
Also under the Cooperation Agreement, Elliott has the right to designate an independent individual reasonably acceptable to MPC (such acceptance not to be unreasonably withheld, conditioned or delayed) to serve in a non-voting capacity as advisor to the Midstream Committee. If, during the Standstill Period while Elliott beneficially owns a net long position of at least 2% of MPC’s then-outstanding shares of common stock, the advisor withdraws or is otherwise rendered unable or unwilling to serve as the advisor, then Elliott will be entitled to designate a replacement advisor to the Midstream Committee that is reasonably acceptable to MPC (such acceptance not to be unreasonably withheld, conditioned or delayed).
Under the Cooperation Agreement, at the 2020 Annual Meeting and any annual or special meeting of the shareholders held prior to the expiration of the Standstill Period, Elliott has agreed to cause to be present for quorum purposes and vote, or cause to be voted, all Voting Securities (as defined below) that Elliott or its affiliates are entitled to vote in favor of the election of the slate of directors proposed by MPC in connection with the 2020 Annual Meeting and otherwise in favor of any other directors serving on the Board as of the date of the Cooperation Agreement who are nominated by the Board and otherwise in accordance with the Board’s recommendation on any proposal not related to an Extraordinary Transaction (as defined below), subject to certain limited exceptions.
Also under the Cooperation Agreement, MPC has agreed to propose an amendment, and recommend that MPC’s shareholders vote in favor of such amendment at the 2020 Annual Meeting, to MPC’s Restated Certificate of Incorporation to eliminate the classified structure of the Board and provide for the annual election of all directors (the “Declassification Amendment”). The Declassification Amendment will provide that, beginning at the 2020 annual meeting of MPC’s shareholders and at each succeeding annual meeting of shareholders thereafter, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of MPC’s shareholders held in the year following the year of their election. Assuming shareholder approval of the Declassification Amendment, at the annual meeting of shareholders held in 2022, the classification of MPC’s board of directors will terminate in its entirety. MPC also agreed to use its reasonable best efforts to cause the Declassification Amendment to be approved by shareholders, which efforts will include the engagement of two qualified proxy solicitors (one to be chosen by Elliott and reasonably acceptable to MPC) to solicit shareholders (including by telephone).
Under the Cooperation Agreement, Elliott has agreed to certain standstill restrictions until the earlier of (i) 35 days prior to the first day of MPC’s advance notice period for the nomination of directors at MPC’s 2021 Annual Meeting of Shareholders, (ii) October 12, 2020 and (iii) such earlier time as the standstill restrictions terminate pursuant to the terms of the Cooperation Agreement (such period, the “Standstill Period”).
Subject to certain limited exceptions, the standstill restrictions prohibit Elliott from, during the Standstill Period, among other things: (i) engaging or participating in any solicitation of proxies or consents with respect to the election or removal of directors or any other matter or proposal with respect to MPC; (ii) knowingly encouraging or advising any third party or knowingly assisting any third party in encouraging or advising any other person (A) with respect to giving or withholding any proxy or consent relating to, or other authority to vote, any shares of MPC common stock or any other securities of MPC entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares, whether or not subject to the passage of time or other contingencies (“Voting Securities”) or (B) in conducting any type of referendum (whether binding or non-binding) relating to MPC (other than such encouragement or advice that is consistent with MPC management’s recommendation in connection with such matter or otherwise specifically permitted under the Cooperation Agreement); (iii) seeking, alone or in concert with others, election or appointment to, or representation on, the Board or nominating or proposing the nomination of, or recommending the nomination of, any candidate to the Board except as set forth in the Cooperation Agreement; (iv) forming, joining, or acting in concert with any “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any Voting Securities; (v) acquiring, or offering, seeking or agreeing to acquire, or directing any third party in the acquisition of, any Voting Securities, or engaging in any swap or hedging transactions or other derivative agreements of any nature with respect to Voting Securities, in each case, resulting in Elliott having beneficial ownership of more than 9.9% of MPC’s then-outstanding shares of common stock; (vi) making or in any way participating in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction involving MPC or any of its subsidiaries or its or their respective securities or assets (an “Extraordinary Transaction”), subject to certain exceptions; (vii) entering into a voting trust, arrangement or agreement with respect to any Voting Securities or subjecting any Voting Securities to any trust, arrangement or agreement with respect to Voting Securities, in each case other than (A) the Cooperation Agreement, (B) solely with respect to affiliates of Elliott or (C) granting proxies or consents pursuant to a public solicitation that is consistent with the terms of the Cooperation Agreement; (viii) making any request for stock list materials or other books and records of MPC; (ix) instituting, soliciting, assisting or joining any litigation, arbitration or other proceeding against or involving MPC or any of its current or former officers, subject to certain exceptions; or (x) making any request or submitting any proposal to amend or waive the terms of the Cooperation Agreement, in each case, which would reasonably be expected to result in a public announcement of such request or proposal by MPC or Elliott. Each of the parties also agreed to mutual non-disparagement obligations during the Standstill Period.
The Standstill Period will terminate automatically upon certain events, including, among others, (i) Elliott’s delivery of written notice to MPC of a material breach of the Cooperation Agreement by MPC or MPLX, if such breach has not been cured within a specified notice period and Elliott is not then in material breach; (ii) the announcement by MPC that it (A) has entered into a definitive agreement, or (B) is negotiating with a third party regarding a commercially reasonable offer, in each case with respect to an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of MPC’s Voting Securities; or (iii) the commencement of any tender or exchange offer that, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the common stock of MPC, where MPC files a Schedule 14D-9 (or any amendment thereto) that does not recommend that MPC’s shareholders reject such tender or exchange offer.
The foregoing description of the terms and conditions of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 above is hereby incorporated into this Item 5.02 by reference.
Other than as described in Item 1.01 hereof and any arrangement specifically referenced in the Cooperation Agreement, there are no arrangements or understandings between Mr. Cohen and any other person pursuant to which he was appointed as a director.
Mr. Cohen’s compensation for service as a director will be consistent with that of MPC’s other non-employee directors, as described in MPC’s definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2019 under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On December 16, 2019, MPC issued a press release announcing MPC’s entry into the Cooperation Agreement, Mr. Goff’s retirement and the appointment of Mr. Cohen. The press release is being furnished as Exhibit 99.1 to this Current Report and is being incorporated herein by reference.
Information in this Item 7.01 and Exhibit 99.1 of Item 9.01 below shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
Cooperation Agreement, dated as of December 15, 2019, by and among Marathon Petroleum Corporation, MPLX LP, Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc.

99.1	December 16, 2019 Marathon Petroleum Corporation Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: December 16, 2019	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary